Exhibit 10.1
ZUORA, INC.
2018 EQUITY INCENTIVE PLAN
GLOBAL NOTICE OF PERFORMANCE STOCK UNIT AWARD
Unless otherwise defined herein, the terms defined in the Zuora, Inc. (the “Company”) 2018 Equity Incentive Plan (the “Plan”) will have the same meanings in this Global Notice of Performance Stock Unit Award and the electronic representation of this Global Notice of Performance Stock Unit Award established and maintained by the Company or a third party designated by the Company (this “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Performance Stock Units (“PSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Performance Stock Unit Award Agreement (the “Agreement”), including the vesting and performance terms set forth in Appendix A attached hereto (the “Vesting Appendix”) and any applicable country-specific provisions in the appendix set forth in Appendix B attached hereto (the “Country Appendix”), both of which constitute part of this Agreement.
Grant Number:         ____________________
Total Number of PSUs:    ____________________
Date of Grant:    ____________________
Expiration Date:    The earlier to occur of: (a) the date on which settlement of all PSUs granted hereunder occurs and (b) the end of the Performance Period (as defined in the Vesting Appendix); provided, however, that if, as of immediately prior to the end of the Performance Period, there are Eligible PSUs that have not become Vested PSUs, such Eligible PSUs will remain outstanding and eligible for vesting in accordance with Section [_____] of the Vesting Appendix. The unvested PSUs expire earlier if Participant’s Service terminates earlier, as described in the Agreement.
Vesting Schedule:     Subject to the limitations set forth in this Notice, the Plan and the Agreement, the PSUs will vest as set forth in the Vesting Appendix.
By accepting (whether in writing, electronically or otherwise) the PSUs, Participant acknowledges and agrees to the following:
1)Participant understands that Participant’s employment or consulting relationship or Service with the Company or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be
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terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the PSUs pursuant to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.
2)This grant is made under and governed by the Plan, the Agreement and this Notice, including the Appendix A to the Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Agreement and the Plan.
3)Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
4)By accepting the PSUs (the acceptance of which may be done electronically), Participant consents to electronic delivery and participation as set forth in the Agreement.

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APPENDIX A
PERFORMANCE AND VESTING METRICS
As provided in this Vesting Appendix, all or a portion of the Total Number of PSUs (as defined and set forth in the Notice) shall (a) become eligible to vest based on the level of achievement of the Performance Metrics (as defined below) during the Performance Period, subject to Participant’s continuous Service through each applicable Vesting Date and (b) vest and may be settled in whole or in part, if the Participant remains in continuous Service through the Vesting Date, except as otherwise provided herein. Defined terms used, but not defined, in this paragraph, the Notice, the Agreement or the Plan, shall have the meanings ascribed to them in this Vesting Appendix.
[INSERT PERFORMANCE AND VESTING METRICS]

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ZUORA, INC.
2018 EQUITY INCENTIVE PLAN
GLOBAL PERFORMANCE STOCK UNIT AWARD AGREEMENT
Unless otherwise defined in this Global Performance Stock Unit Award Agreement (this “Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the Zuora, Inc. 2018 Equity Incentive Plan (the “Plan”).
Participant has been granted Performance Stock Units (“PSUs”) subject to the terms, restrictions and conditions of the Plan, the Global Notice of Performance Stock Unit Award (the “Notice”) and this Agreement, including the Vesting Appendix and the Country Appendix (each as defined in the Notice), both of which constitute part of this Agreement.
1.Settlement. Settlement of PSUs will be made within 30 days following the applicable date of vesting under the Vesting Schedule set forth in the Notice. Settlement of PSUs will be in Shares. No fractional PSUs or rights for fractional Shares shall be created pursuant to this Agreement.
2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested PSUs, Participant will have no ownership of the Shares allocated to the PSUs and will have no rights to dividends or to vote such Shares.
3.Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.
4.Non-Transferability of PSUs. The PSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.Termination. Except as otherwise provided in the Vesting Appendix, if Participant’s Service terminates for any reason, all unvested PSUs will be forfeited to the Company forthwith, and all rights of Participant to such PSUs will immediately terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) as of the date Participant is no longer actively providing services and Participant’s Service will not be extended by any notice period (e.g., Participant’s Service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing Services while on a leave of absence).

6.Taxes.
(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate; or
(ii)withholding from proceeds of the sale of Shares acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent); or
(iii)withholding Shares to be issued upon settlement of the PSUs, provided the Company only withholds the amount of Shares necessary to satisfy no more than the maximum statutory withholding amounts; or
(iv)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(v)any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.

If Participant is a Section 16 officer of the Company under the Exchange Act, unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this PSU will be (ii) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s) in which case Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
7.Nature of Grant. By accepting the PSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(c)all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the PSUs and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);
(f)the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)unless otherwise agreed with the Company, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate;
(i)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)no claim or entitlement to compensation or damages will arise from forfeiture of the PSUs resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and
(k)neither the Company, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to Participant pursuant to the settlement of the PSUs or the subsequent sale of any Shares acquired upon settlement.
8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Data Privacy. Where required, the legal basis for the processing of Participant’s personal data is Participant’s consent. Participant hereby explicitly and unambiguously consents to the collection, holding, use, transfer and other processing in electronic or other form, of Participant’s personal data as described in the Agreement and any other grant materials by and among, as applicable, the Employer, the Company, any parent or Subsidiary and any of their third-party service providers for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. The Company, located at 101 Redwood Shores Parkway, Redwood City, CA 94065, USA, is the controller responsible for the processing of Participant’s personal data in connection with Participant’s participation in the Plan. The Company's representative in the EU is Zuora UK Limited, 25 North Row, London W1K 6DJ, UK.
Participant understands that the Company and the Employer may collect, hold, use, transfer or otherwise process certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to E*TRADE Financial Corporate Services, Inc., Computershare, Inc., or other third parties and their affiliated companies (“Online Administrator”) or such other stock plan service provider as may be designated by the Company from time to time, which is then assisting the Company with the implementation, administration and management of the Plan. Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative.  Participant understands that the current recipients of Data are located in the United States, that future recipients might be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Transfers of Data from the European Union to the United States or other countries can be made on the basis of Standard Contractual Clauses approved by the European Commission or other appropriate safeguards permissible under the applicable law. The Company may receive, process and transfer Data onward to the Online Administrator or other third parties solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under the applicable law. Participant understands that, if Participant is located in the EU, Participant can ask for a copy of the appropriate data processing agreements underlying the transfer of Data by contacting Participant’s human resources representative.
Participant authorizes the Company, Online Administrator, or such other stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. Participant understands that, subject to the conditions set out in the applicable law, Participant may, at any time, access Data, request information about the storage and processing of Data, require any necessary amendments to or the erasure of Data, request the restriction of processing of data portability or refuse or withdraw the consents herein, in any case without cost, by contacting Participant’s local human resources representative. In addition, Participant may lodge a complaint with a supervisory authority.
Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. However, providing and processing Data is a contractual requirement and a condition to Participant’s ability to participate in the Plan. If Participant does not consent, or if Participant later seeks to revoke consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant PSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
Finally, the Company or the Employer may request that Participant provide an executed data privacy consent form (or any other agreements or consents) that the Company or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Providing such executed consent form or agreement is purely voluntary on Participant’s part. However, Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
10.Language. Participant acknowledges that he or she is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms and conditions of this Agreement and any other documents related to the Plan. Furthermore, if Participant has received this Agreement or any other document related to the PSU and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
11.Appendix. Notwithstanding any provisions in this Agreement, the PSUs will be subject to any special terms and conditions set forth in the Country Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Appendix constitutes part of this Agreement.
12.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.Acknowledgement. The Company and Participant agree that the PSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the PSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
14.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
15.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this PSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this PSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
16.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
17.Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.
Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Mateo. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
18.No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever any right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.
19.Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the PSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the PSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the PSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration.
20.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, the broker’s country, or the country in which the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., PSUs), or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
21.Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from his or her participation in the Plan,. Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country and/or repatriate funds received in connection with the Plan within certain time limits or according to specified procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on such matters.
22.Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this PSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this PSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

23.Award Subject to Company Clawback or Recoupment. The PSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s PSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s PSUs.
BY ACCEPTING THIS AWARD OF PSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

APPENDIX B
ZUORA, INC.
2018 EQUITY INCENTIVE PLAN
GLOBAL PERFORMANCE STOCK UNIT AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS

Terms and Conditions

This Country Appendix includes additional terms and conditions that govern the PSUs granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Country Appendix forms part of the Agreement. Any capitalized term used in this Country Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Country Appendix also includes information relating to exchange control, securities laws, foreign asset/account reporting and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. Such laws are complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the PSUs, sells Shares acquired under the Plan or takes any other action in connection with the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working and/or residing, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

[INSERT COUNTRY SPECIFIC PROVISIONS]